Exhibit (b)(ii)

VisionSys AI Inc

As of November 13, 2025

Citibank, N.A., as Depositary

388 Greenwich Street

New York, NY 10013

United States of America

VisionSys AI Inc – Warrant Exercise Letter Agreement (the “Letter Agreement”)

Ladies & Gentlemen:

We refer to the Deposit Agreement, dated as of April 2, 2014, and as amended by Amendment No. 1 to the Deposit Agreement, dated as of December 23, 2021 (as so amended and as further amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

On November 11, 2025, the Company entered into that certain securities purchase agreement (the “Purchase Agreement”) with certain institutional investors signatory thereto (the “Purchasers”) pursuant to which the Company agreed to sell 9,230,750 ADSs, and warrants to purchase up to 9,230,750 ADSs (“Warrants”), at a combined offering price of $1.30 per ADS and accompanying warrants (the “Offering”). Each warrant will be immediately exercisable upon issuance and expire five (5) years from the date of issuance at an initial exercise price of $1.30 per ADS, subject to adjustment of the exercise price to $0.91 on the First Reset Date and to $0.65 on the Second Reset Date (each as defined in the warrants) and subject to a floor price therein. The Warrants may also be exercised on a zero cash exercise option pursuant to which the holder may exchange each Warrant for three (3) ADSs. The Offering was has been registered with the SEC under the Securities Act pursuant to Registration Statement on Form F-3, as amended (File No. 333-284305) (the “Registration Statement”).

The purpose and intent of this Letter Agreement is to set forth the terms and conditions upon which, from time to time, (i) the Company may deposit Shares, on behalf of a holder of Warrants (such holder, a “Warrant Holder”) and upon such Warrant Holder’s exercise of a Warrant (a “Warrant Exercise”), and (ii) the Depositary may issue ADSs, in the form of freely transferable ADSs upon deposit of such Shares (the “Warrant ADSs”).

This Letter Agreement will confirm our understanding and agreement as follows in connection with the Company’s obligations under the Warrants:

1.  Deposit of Shares. The Company and the Depositary hereby agree that from time to time, the Class A ordinary shares of the Company (the “Shares”) may be delivered upon exercise of Warrants and may be deposited with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof.

The Company hereby confirms that as of the date of each deposit of Shares pursuant to this Letter Agreement that (x) the Shares to be deposited with the Custodian upon exercise of the Warrants (i) have been duly authorized, and will, prior to deposit, be validly issued, fully paid and non-assessable, (ii) will rank pari passu in all respects, and will be fully fungible, with the Shares, then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) will not be “Restricted Securities” (as defined in the Deposit Agreement), and (y) all pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon exercise of the Warrants have been validly waived or exercised.

The Company hereby further confirms that (i) the Warrants were offered and sold in the Offer pursuant to the Registration Statement, which is effective and not subject to stop orders as of the date hereof, and the prospectus in the form in which it appears in the Registration Statement as supplemented by the Prospectus Supplement, (ii) the issuance of Shares and Warrant ADSs upon exercise of the Warrants is registered on the Registration Statement, and (iii) the Shares and Warrant ADSs issued upon exercise will not be “Restricted Securities” (as defined in the Deposit Agreement and hereinafter used as so defined).

2.  Issuance and Delivery of ADSs upon Warrant Exercise. The Company hereby instructs the Depositary to issue, and consents to the issuance of, ADSs against the deposit of Shares by the Company upon a Warrant Exercise, subject to compliance with the terms and conditions of the Deposit Agreement. The Depositary hereby agrees, subject to availability of ADSs for issuance under an effective Registration Statement on Form F-6 then on file with the Commission, to deliver freely transferable Warrant ADSs in accordance with the Deposit Agreement upon its receipt from the Company of (i) a duly completed and signed Warrant Exercise Issuance Instruction substantially in the form of Exhibit A hereto to issue Warrant ADSs against the deposit of Shares by the Company on behalf of applicable Warrant Holders, (ii) confirmation of deposit from the Custodian of the applicable Shares by the Company on behalf of Warrant Holders, (iii) the opinions referred in Section 4, below, and (iv) payment of the Warrant ADS issuance fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement and this Letter Agreement.

3.  Covenants. The Company hereby covenants that it will (i) deposit Shares upon exercise of the Warrants in full compliance with the terms and conditions of the Warrants, (ii) not deposit such Shares if the Warrant ADSs issued in respect of such Shares would, in the hands of the recipient of the Warrant ADSs, be “Restricted Securities”, (iii) not deposit such Shares unless the Registration Statement is effective and the SEC has not issued, nor threatened to issue, any stop order in respect of the Registration Statement, (iv) timely satisfy, all applicable conditions and undertakings set forth in the Registration Statement for the Offer, and (v) satisfy all prospectus delivery requirements under the Securities Act in respect of the Offer.

4.  Opinions. The Company shall at the time of execution of this Letter Agreement cause (i) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that, subject to customary and appropriate assumptions and qualifications (a) assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (b) the issuance of Shares by the Company and the deposit of such Shares on behalf of the Warrant Holder(s) from time to time upon the terms contemplated herein have been registered with the SEC under the Securities Act pursuant to the Registration Statement, and (c) the issuance of Warrant ADSs against the deposit of Shares upon exercise of the Warrant from time to time does not violate the registration requirements of the Securities Act, and such issuances of Warrant ADSs is subject to a registration statement under the Securities Act that is effective and not subject to a stop order; and (ii) its Cayman Islands counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that, subject to customary and appropriate assumptions and qualifications, (a) the Company has duly authorized and executed this Letter Agreement, (b) this Letter Agreement constitutes a legal, valid and binding obligation of the Company under the laws of the Cayman Islands enforceable against the Company upon its terms, (c) no authorizations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with the issuance and deposit of the Shares under the Deposit Agreement and this Letter Agreement in connection with any Warrant Exercises, (d) the terms of this Letter Agreement do not and will not contravene or conflict with any Cayman Island laws of general application, and (e) when Shares underlying any Warrant ADSs deliverable upon a Warrant Exercise are deposited in accordance with the terms of this Letter Agreement, the directors of the Company will have been duly and validly authorized to issue and deposit such Shares and such Shares have been validly issued, fully paid, non-assessable, rank pari passu in all respects, and will be fully fungible with, the Shares then on deposit with the Custodian on behalf of the Depositary and underlying ADSs then outstanding, will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and the issuance and delivery of Shares shall not violate the rules and requirements of any applicable securities exchange or market upon which the Shares may be admitted, traded, listed, or quoted; and (z) any other legal opinions or confirmations required by the Depositary in connection with the parties entering into this Letter Agreement or in connection with each Warrant Exercise at the time of such exercise of Warrants.

5.  Depositary Fees. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company reimburse the Depositary for its reasonably incurred and properly documented fees and expenses of legal counsel which shall be paid within 30 days of the Depositary’s request for reimbursement. The Company hereby agrees and acknowledges that the Depositary may charge a fee of up to US$$0.01175 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

6.  Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon exercise of Warrants, and neither the Depositary nor the Custodian shall be required to accept, under any circumstances (a) any fraction of a Share, nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of a Warrant ADS.

7.  F-6 Registration Statement. The parties hereto confirm that a signed copy of this Letter Agreement may be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

8.  Miscellaneous.

(a)  The parties acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)  The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)  This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

(d)  This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)  This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)   This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

[Signature page follows]

The Company has caused this Letter Agreement to be executed and delivered on its behalf by its respective officer thereunto duly authorized as of the date set forth above.

VISIONSYS AI INC

By:	/s/ Heng Wang
Name:	Heng Wang
Title:	Chief Executive Officer

Accepted and Agreed

as of the date first written above:

CITIBANK, N.A., as Depositary

By:	/s/ Joseph Connor
Name:	Joseph Connor
Title:	Attorney-in-Fact

EXHIBIT A

to

Warrant Exercise Letter Agreement, dated as of November 13, 2025,

by and between

VisionSys AI Inc

and

Citibank, N.A.

_____________________

WARRANT EXERCISE ISSUANCE INSTRUCTION

_____________________

[DATE]

Citibank, N.A., as Depositary

388 Greenwich Street

New York, NY 10013

United States of America

By E-mail:

hank.hui@citi.com

fei.qi@citi.com

frank.vivero@citi.com

keith.galfo@citi.com

leslie.deluca@citi.com

joseph.connor@citi.com

james3.lee@citi.com

dr.china@citi.com

Re: VisionSys AI Inc

Ladies and Gentlemen:

Reference is hereby made to (i) Deposit Agreement, dated as of April 2, 2014, and as amended by Amendment No. 1 to the Deposit Agreement, dated as of December 23, 2021 (as so amended and as further amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Warrant Exercise Letter Agreement, dated as of November 13, 2025 (the “Warrant Exercise Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Warrant Exercise Letter Agreement.

Exhibit A-1

In accordance with and subject to the terms set forth in the Warrant Exercise Letter Agreement and the Deposit Agreement and in all cases pursuant to a Warrant Exercise (as defined in the Warrant Exercise Letter Agreement), the Company hereby notifies the Depositary that it has deposited the number of Shares identified below on behalf of the specified beneficial owner thereof and hereby instructs the Depositary:

The: Number of Shares deposited solely to underlie the issuance of ADS below:	___________ Shares.

Number of ADSs to be issued (CUSIP No.: 876108200):	___________ ADSs

AND

to deliver the ADSs to1:

(CHECK ONE)

___	(i) DTC

Name of DTC Participant to which the ADSs are to be delivered:

DTC Participant Account No.:

Account No. for recipient of ADSs at DTC Participant (f/b/o information):

Name on whose behalf the above number of ADSs are to be issued and delivered:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

OR

___	(ii) (outside of DTC) to a book entry account maintained on the records of the Depositary

Name of person to whom the ADSs are to be registered:

Street Address:

City, State, and Country:

E-mail Address:

Nationality:

Social Security or Tax Identification Number:

Daytime telephone number of contact person:

_________________________

1 If more than one (1) Holder, please complete relevant information in Schedule I.

Exhibit A-2

The Company hereby agrees and acknowledges that the Depositary may charge a fee of US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

The Company hereby certifies that (a) the Registration Statement (as defined in the Warrant Exercise Letter Agreement and hereinafter used as so defined) is effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Securities and Exchange Commission; (b) it has timely satisfied all applicable conditions and undertakings set forth in the Registration Statement for the Transaction, including, without limitation, those specified in the “Undertakings” in the Registration Statement; (c) it has satisfied all prospectus delivery requirements under the Securities Act in respect of the Offering; (d) the exercising Warrant Holder (and beneficial owner of the Shares being deposited and the Warrant ADSs being issued) is not an Affiliate of the Company and that the Shares and Warrant ADSs identified in this Warrant Exercise Issuance Instruction are not “Restricted Securities” (as defined in the Deposit Agreement); (e) the directors of the Company are duly and validly authorized to issue and deposit the Shares on behalf of the Company underlying the Warrant ADSs to be issued specified herein and the underlying Shares have been validly issued, are fully paid and non-assessable, and will rank pari passu in all respects, and will be fully fungible with, the Shares then on deposit with the Custodian on behalf of the Depositary and the ADSs then outstanding, and such Shares will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and the issuance and delivery of Shares shall not violate the rules and requirements of any applicable securities exchange or market upon which the Shares may be admitted, traded, listed, or quoted; and (f) as of the date hereof, the Company’s confirmations, covenants, representations, and warranties specified in the Warrant Exercise Letter Agreement in respect of the ADSs specified in this Warrant Exercise Issuance Instruction, and the Shares represented thereby, are true, accurate and correct.

We confirm that the indemnification obligations of the Company contained in Section 5.8 of the Deposit Agreement shall apply to the actions taken upon the instructions contained herein and the information provided to the Depositary herein.

[Signature page on following page]

Exhibit A-3

Very truly yours,

VISIONSYS AI INC

By:
Name:
Title:

Exhibit A-4

Schedule I

Number of Shares Deposited	Number of ADSs to be Issued	Name, Address, and Tax Identification No. of Beneficial Owner of ADSs to be issued to a book entry account maintained on the register of the Depositary in Direct Registration Shares or DRS format (outside of DTC)	ADS to be issued into DTC [include DTC Participant name, DTC Participant number, f/b/o information, and contact details of broker (i.e., name, telephone number, and e-mail address)]
_______	_______
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